

                                                                                EXHIBIT 12
                                                                                Page 1

                          JERSEY CENTRAL POWER & LIGHT COMPANY

                     CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                          Three Months Ended
                                                                                March 31,
                                                                       -------------------------
                                                                        2002              2001
                                                                       -------          --------
                                                                            (In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:                                             |
   Income before extraordinary items.............................      $39,979     |    $ 51,382
   Add-                                                                            |
     Interest and other charges, before reduction for                              |
       amounts capitalized and deferred interest income..........       24,148     |      26,770
     Provision for income taxes..................................       29,149     |      33,317
     Interest element of rentals charged to income (a)...........          778     |       1,462
                                                                       -------     |    --------
                                                                                   |
       Earnings as defined.......................................      $94,054     |    $112,931
                                                                       =======     |    ========
                                                                                   |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                                        |
   Interest on long-term debt....................................      $22,717     |    $ 21,209
   Other interest expense........................................       (1,244)    |       2,886
   Subsidiary's preferred stock dividend requirements............        2,675     |       2,675
   Interest element of rentals charged to income (a).............          778     |       1,462
                                                                       -------     |    --------
                                                                                   |
       Fixed charges as defined..................................      $24,926     |    $ 28,232
                                                                       =======     |    ========
                                                                                   |
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES..................         3.77     |        4.00
                                                                       =======     |    ========


-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.





                                                                                               EXHIBIT 12
                                                                                               Page 2

                              JERSEY CENTRAL POWER & LIGHT COMPANY

                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                       STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)


                                                                                    Three Months Ended
                                                                                          March 31,
                                                                                --------------------------
                                                                                  2002              2001
                                                                                ---------         --------
                                                                                      (In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:                                                       |
   Income before extraordinary items........................................     $39,979     |    $ 51,382
   Add-                                                                                      |
     Interest and other charges, before reduction for                                        |
       amounts capitalized and deferred interest income.....................      24,148     |      26,770
     Provision for income taxes.............................................      29,149     |      33,317
     Interest element of rentals charged to income (a)......................         778     |       1,462
                                                                                 -------     |    --------
                                                                                             |
       Earnings as defined..................................................     $94,054     |    $112,931
                                                                                 =======     |    ========
                                                                                             |
FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED STOCK DIVIDEND                     |
   REQUIREMENTS (PRE-INCOME TAX BASIS):                                                      |
   Interest on long-term debt...............................................     $22,717     |    $ 21,209
   Other interest expense...................................................      (1,244)    |       2,886
   Preferred stock dividend requirements....................................       3,428     |       4,066
   Adjustment to preferred stock dividends                                                   |
     to state on a pre-income tax basis.....................................         549     |         902
   Interest element of rentals charged to income (a)........................         778     |       1,462
                                                                                 -------     |    --------
                                                                                             |
       Fixed charges as defined plus preferred stock dividend requirements                   |
         (pre-income tax basis).............................................     $26,228     |    $ 30,525
                                                                                 =======     |    ========
                                                                                             |
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES                                              |
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS                                                |
   (PRE-INCOME TAX BASIS)...................................................        3.59     |        3.70
                                                                                 =======     |    ========


-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.




                                                                                     EXHIBIT 12
                                                                                     Page 1

                                METROPOLITAN EDISON COMPANY

                      CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                            Three Months Ended
                                                                                  March 31,
                                                                        ---------------------------
                                                                          2002               2001
                                                                        ---------          --------
                                                                               (In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:                                               |
   Income before extraordinary items..............................      $19,118      |     $16,017
   Add-                                                                              |
     Interest and other charges, before reduction for                                |
       amounts capitalized and deferred interest income...........       12,566      |      13,228
     Provision for income taxes...................................       13,576      |       9,914
     Interest element of rentals charged to income (a)............           58      |         258
                                                                        -------      |     -------
                                                                                     |
       Earnings as defined........................................      $45,318      |     $39,417
                                                                        =======      |     =======
                                                                                     |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                                          |
   Interest on long-term debt.....................................      $10,455      |     $ 9,154
   Other interest expense.........................................          273      |       2,236
   Subsidiary's preferred stock dividend requirements.............        1,838      |       1,838
   Interest element of rentals charged to income (a)..............           58      |         258
                                                                        -------      |     -------
                                                                                     |
       Fixed charges as defined...................................      $12,624      |     $13,486
                                                                        =======      |     =======
                                                                                     |
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES...................         3.59      |        2.92
                                                                        =======      |     =======



-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.




                                                                                  EXHIBIT 12
                                                                                  Page 1

                             PENNSYLVANIA ELECTRIC COMPANY

                    CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                          Three Months Ended
                                                                                March 31,
                                                                      ---------------------------
                                                                        2002               2001
                                                                      ---------          --------
                                                                             (In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:                                             |
   Income/(Loss) before extraordinary items.......................     $14,147     |      $(2,105)
   Add-                                                                            |
     Interest and other charges, before reduction for                              |
       amounts capitalized and deferred interest income...........      10,861     |       11,651
     Provision for income taxes...................................      10,136     |       (2,756)
     Interest element of rentals charged to income (a)............         318     |          769
                                                                       -------     |      -------
                                                                                   |
       Earnings as defined........................................     $35,462     |      $ 7,559
                                                                       =======     |      =======
                                                                                   |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                                        |
   Interest on long-term debt.....................................     $ 8,421     |      $ 8,241
   Other interest expense.........................................         605     |        1,575
   Subsidiary's preferred stock dividend requirements.............       1,835     |        1,835
   Interest element of rentals charged to income (a)..............         318     |          769
                                                                       -------     |      -------
                                                                                   |
       Fixed charges as defined...................................     $11,179     |      $12,420
                                                                       =======     |      =======
                                                                                   |
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES (b)...............        3.17     |         0.61
                                                                       =======     |      =======



-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

(b) For the three month period ended March 31, 2001, Penelec's pre-tax earnings were inadequate to cover its fixed charges for the same period. The amount of such earnings deficiency for March 31, 2001 was $4.9 million pre-tax.
